===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or (S) Rule 14a-12

                         SatCon Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142
                                ______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ______________
TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Wednesday, March 15, 2000 at 9:00 a.m. at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142, to consider and act upon the following matters:

     1.   To elect two (2) Class III Directors for the ensuing three years;

     2. To approve an amendment to the Corporation's Certificate of Incorporation increasing from 20,000,000 to 25,000,000 the number of authorized shares of Common Stock;

     3.   To approve the Corporation's 1999 Stock Incentive Plan;

     4. To ratify the selection of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending September 30, 2000; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 24, 2000 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's common stock.

     We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to EquiServe, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

     All stockholders are cordially invited to attend the meeting.

                                 By Order of the Board of Directors,

                                 MICHAEL C. TURMELLE
                                 Secretary

Cambridge, Massachusetts
February 18, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                                ______________

                                PROXY STATEMENT
                                ______________

                  for the 2000 Annual Meeting of Stockholders
                         to be held on March 15, 2000

  The enclosed Proxy is solicited by the Board of Directors of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday,
March 15, 2000 at 9:00 a.m. at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142, and at any adjournment or adjournments thereof.

  All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.


  The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1999 ("Fiscal 1999") is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about February 18, 2000.

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE CORPORATION, SATCON TECHNOLOGY CORPORATION, 161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142.

VOTING SECURITIES AND VOTES REQUIRED


  Stockholders of record at the close of business on January 24, 2000 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 11,516,516 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding.

  Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

  Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting. The Corporation has no other securities entitled to vote at the Annual Meeting.

  Shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter.

  Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of December 31, 1999, certain information concerning the beneficial ownership of the Corporation's Common Stock by
(i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's executive officers and directors; and (iii) all executive officers and directors as a group.

  The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before February 29, 2000 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.


                                                           Number of               Percentage of
                         Name and Address             Shares Beneficially           Outstanding
                      of Beneficial Owner(1)                Owned(2)               Common Stock
                      ----------------------                --------               ------------
Brown Simpson Strategic Growth Funds(3)............         675,000                      5.6%
  152 West 57th Street
  40th Floor
  New York, NY  10019
Duquesne Enterprises...............................         798,138                      7.0%
  One Northshore Center............................
  Suite 100
  12 Federal Street
  Pittsburgh, PA  15212
Mechanical Technology Incorporated(4)..............       1,176,800                     10.3%
  325 Washington Avenue Extension
  Albany, NY  12205
Northrop Grumman Corporation(5)....................         678,761                      5.9%
  1840 Century Park East
  Los Angeles, CA  90067
Marshall J. Armstrong..............................          18,400                        *
David B. Eisenhaure................................       2,931,422                     25.6%
Alan P. Goldberg (6)...............................       1,176,800                     10.3%
  c/o Mechanical Technology Incorporated
  325 Washington Avenue Extension
  Albany, NY  12205
James L. Kirtley, Jr...............................          48,068                        *
John P. O'Sullivan, Jr.............................          68,780                        *

                                                           Number of               Percentage of
                         Name and Address             Shares Beneficially           Outstanding
                      of Beneficial Owner(1)                Owned(2)               Common Stock
                      ----------------------                --------               ------------
Michael C. Turmelle................................         166,071                      1.5%
Thomas A. Hurkmans(7)..............................         798,138                      7.0%
  c/o Duquesne Enterprises
  One Northshore Center
  Suite 100
  12 Federal Street
  Pittsburgh, PA  15212
All Executive Officers and Directors as a Group
  (seven persons) (6)(7)...........................       5,207,679                     44.7%

------------
 *   Less than 1%

(1) The address for all executive officers and directors, other than Mr. Goldberg and Mr. Hurkmans, is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.

(2) Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before February 29, 2000: Mr. Armstrong: 18,400; Mr. Eisenhaure: 54,668;
     Dr. Kirtley: 45,068; Mr. O'Sullivan: 18,400; Mr. Turmelle: 85,418; all Executive Officers and Directors as a Group: 221,954.

(3) Consists of 452,250 shares of Common Stock issuable upon exercise of a warrant held by Brown Simpson Strategic Growth Fund, Ltd. and 222,750 shares of Common Stock issuable upon exercise of a warrant held by Brown Simpson Strategic Growth Fund, L.P.

(4) Includes 36,000 shares of Common Stock issuable upon exercise of a warrant held by Mechanical Technology Incorporated.

(5) Includes 100,000 shares of Common Stock issuable upon exercise of a warrant held by Northrop Grumman Corporation.

(6) Consists of 1,140,800 shares of Common Stock held by Mechanical Technology Incorporated and 36,000 shares of Common Stock issuable upon exercise of a warrant held by Mechanical Technology Incorporated. Mr. Goldberg is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.

(7) Consists of 798,138 shares of Common Stock held by Duquesne Enterprises, of which Mr. Hurkmans is the President. Mr. Hurkmans disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

  The Corporation has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The persons named in the enclosed Proxy will vote to elect, as Class III Directors, Marshall J. Armstrong and Thomas A. Hurkmans, the two director nominees named below, unless the Proxy is marked otherwise. Each Class III Director will be elected to hold office until the 2003 Annual Meeting of Stockholders and until his successor is elected and qualified.

  If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Corporation. The nominees have indicated their willingness to serve, if elected; however, if either nominee should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class III Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

  With the exception of Mr. Eisenhaure, who is married to Mr. O'Sullivan's first cousin, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

  Pursuant to the Securities Purchase Agreement (the "1997 Securities Purchase Agreement"), dated as of May 28, 1997, by and among the Corporation, Beacon Power Corporation ("Beacon"), a subsidiary of the Corporation, and Duquesne Enterprises ("Duquesne"), Anthony J. Villiotti was elected to the Corporation's Board of Directors on June 30, 1997. On January 17, 2000, Mr. Villiotti resigned from his position as a director of the Corporation, and the Board of Directors appointed Mr. Thomas A. Hurkmans, as the representative of Duquesne, to fill the vacancy resulting from the resignation of Mr. Villiotti. Pursuant to the terms of the 1997 Securities Purchase Agreement, as long as Duquesne owns five percent (5%) of the Corporation's Common Stock, the Corporation must recommend that the Corporation's stockholders vote for Duquesne's representative and cause to be voted for such representative the shares of Common Stock for which the Corporation's management or Board of Directors holds proxies or are otherwise entitled to vote.

  Pursuant to the Securities Purchase Agreement (the "1999 Securities Purchase Agreement"), dated as of October 21, 1999, between the Corporation and Mechanical Technology Incorporated ("MTI"), Mr. Goldberg was elected to the Corporation's Board of Directors as of November 15, 1999. Pursuant to the terms of the 1999 Securities Purchase Agreement, as long as MTI owns five percent (5%) of the Corporation's Common Stock, the Corporation must recommend that the Corporation's stockholders vote for MTI's representative. The Corporation has also agreed to appoint an additional member to its Board of Directors based on recommendations by MTI.

NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS III DIRECTORS)

MARSHALL J. ARMSTRONG, age 64, became a Director in 1994.

  From 1992 through 1997, Mr. Armstrong served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation ("TPC"). TPC provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. Since January 1998, Mr. Armstrong has served as Senior Vice President of Thermo Electron Corporation ("Thermo") where he has been employed since 1968 in various capacities and presently manages Thermo's government affairs. Mr. Armstrong also serves as a Director of TPC and Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

THOMAS A. HURKMANS, age 34, became a Director in 2000.

  Since 1995, Mr. Hurkmans has served as the President of Duquesne Enterprises, Inc., a wholly-owned subsidiary of DQE, Inc. which acquires and develops businesses involved in energy-services and technologies, communications and electronic commerce. From 1991 through 1995, Mr. Hurkmans served as a Vice President of Duquesne Enterprises, Inc. Prior to joining Duquesne Enterprises, Mr. Hurkmans founded and served as the President of Organization Technologies Group, a computer software company. In addition, he was employed as an investment banker with Merrill Lynch & Co., Inc., where he advised energy and communications companies on strategic and financial matters including acquisitions, divestitures and capital formation. Mr. Hurkmans received a B.A. degree in Economics from Bates College.

DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS I DIRECTORS)

DAVID B. EISENHAURE, age 54, became a Director in 1985.

  Mr. Eisenhaure has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation since 1985. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B. and S.M. degrees in Mechanical Engineering, as well as a Mechanical Engineers degree, from the Massachusetts Institute of Technology ("M.I.T."). In addition to his duties at the Corporation, Mr. Eisenhaure holds an academic position at M.I.T., serving as a lecturer in the Department of Mechanical Engineering.

JAMES L. KIRTLEY, JR., PH.D., age 54, became a Director in 1992.

  From 1985 to 1998, Dr. Kirtley was a consultant to the Corporation.  On
March 1, 1998, Dr. Kirtley commenced employment with the Corporation on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center. Dr. Kirtley is also a Professor of Electrical Engineering at M.I.T. and became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from M.I.T.

ALAN P. GOLDBERG, age 54, became a Director in 1999.

  Mr. Goldberg has served as President and Co-Chief Executive Officer and as a Director of First Albany Companies Inc., an investment bank, since 1993.
Mr. Goldberg also serves on the board of directors of Mechanical Technology Incorporated. Mr. Goldberg is active in industry and civic organizations and serves on the board of several non-profit institutions. He received a B.A degree in Government from Tufts University.

DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II DIRECTORS)

JOHN P. O'SULLIVAN, JR., age 57, became a Director in 1985.

  From October 1994 through December 23, 1997, Mr. O'Sullivan served as Chief Financial Officer of Brunswick Technologies, Inc. ("Brunswick"), a manufacturer of fiberglass reinforcements. On December 23, 1997, Mr. O'Sullivan resigned from his position with Brunswick, and he is presently self-employed as a financial consultant. From 1979 through April 1994, Mr. O'Sullivan was employed by Bangor Hydro-Electric Company, an energy provider, of which he was also a Director and Vice President of Finance and Administration. Mr. O'Sullivan was Commissioner of Finance and Administration for the State of Maine from 1975 through 1979. He received a B.A. degree in Economics from the College of the Holy Cross and an M.B.A. degree from the Amos Tuck School of Business Administration at Dartmouth College.

MICHAEL C. TURMELLE, age 40, became a Director in 1993.

  Mr. Turmelle has served as the Corporation's Secretary since June 1993, and as a Vice President, Chief Financial Officer and Treasurer since 1991. Mr. Turmelle joined the Corporation in 1987 as Controller. From 1982 to 1984 he was employed by the aerospace division of General Electric Corporation and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

  For information relating to Executive Officers of the Corporation, see disclosure regarding Messrs. Eisenhaure and Turmelle and Dr. Kirtley set forth under the heading "Election of Directors."

  For information relating to shares of Common Stock owned by each of the Directors and Executive Officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met thirteen times during Fiscal 1999. During Fiscal 1999, each of the Corporation's directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Corporation and the total number of meetings held by all committees of the Board of Directors of the Corporation on which he served.

  The Corporation does not have a standing nominating committee or a committee performing similar functions.

  In Fiscal 1999, Messrs. Armstrong, O'Sullivan and Villiotti served as the members of the Audit Committee. On January 17, 2000, Mr. Hurkmans was appointed by the Board of Directors to fill the vacancy on the Audit Committee resulting from the resignation of Mr. Villiotti. The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls;
(iii) reviewing any transactions that involve a potential conflict of interest; and (iv) reviewing the scope of independent audit coverages and the fees charged by the independent accountants. The Audit Committee met five times during Fiscal 1999.

  In Fiscal 1999, Messrs. Armstrong, O'Sullivan and Villiotti served as the members of the Compensation Committee. On January 17, 2000, Mr. Hurkmans was appointed by the Board of Directors to fill the vacancy on the Compensation Committee resulting from the resignation of Mr. Villiotti. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee approves compensation arrangements for officers, consultants and directors of the Corporation including but not limited to the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met five times during Fiscal 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year other than the following filings which were not made on a timely basis: (i) a filing of a Form 5 by Mr. Eisenhaure with respect to a stock option grant; (ii) a filing of a Form 5 by Mr. Turmelle with respect to a stock option grant; and (iii) a filing of a Form 5 by Dr. Kirtley with respect to a stock option grant.

COMPENSATION OF DIRECTORS

  Since November 1992, each of the Corporation's directors has received a fee of $200 for each Board of Directors meeting attended, as well as a retainer of $300 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Pursuant to the terms of the Securities Purchase Agreement (the "1998 Securities Purchase Agreement"), dated as of October 23, 1998, by and among Beacon, Perseus Capital, L.L.C. ("Perseus"), Duquesne, Micro Generation Technology Fund, L.L.C. ("Micro," and together with Perseus and Duquesne, the "Purchasers") and the Corporation, (i) the Purchasers purchased from Beacon and Beacon issued, sold and delivered to the Purchasers 1,900,000 shares (the "Beacon Shares") of Beacon's Class D Preferred Stock, $.01 par value per share;
(ii) the Purchasers have the right to receive certain warrants to purchase shares of Beacon's common stock, $.01 par value per share ("Beacon's Common Stock") unless Beacon completes additional financings meeting certain criteria; and (iii) the Corporation granted the Purchasers the right (the "Put Right") to cause the Corporation, in the circumstances and for the consideration described below, to purchase all of the Beacon Shares and all of Beacon's Common Stock issuable upon conversion of the Beacon Shares. Upon exercise of the Put Right by a Purchaser, the Corporation must pay the stated value of the Beacon Shares acquired by such Purchaser plus accrued and unpaid dividends, in shares of the Corporation's Common Stock. For this purpose, the Corporation's Common Stock would be valued at the average fair market value for the fifteen trading days before and after notice of exercise of the Put Right. The Put Right is exercisable within sixty days of the second, third, fourth and fifth anniversary of the closing date of the transaction, upon certain events of bankruptcy of Beacon and upon the occurrence of certain going private transactions involving the Corporation. The Beacon Shares were not registered under the Securities Act of 1933, as amended, but the Purchasers entered into registration rights agreements with the Corporation and Beacon. The aggregate consideration received by Beacon was $4,750,000. Of the 1,900,000 Beacon Shares issued pursuant to the 1998 Securities Purchase Agreement, Duquesne purchased 400,000 of the Beacon Shares for an aggregate purchase price of $1,000,000.

  Pursuant to the terms of a Letter Agreement (the "Letter Agreement"), dated as of October 23, 1998, Mr. Eisenhaure has agreed with the Purchasers that, in the event that at any time on or prior to the full exercise or expiration of the Put Right, the number of authorized shares of Common Stock that are legally available for issuance in satisfaction of the Put Right is less than 1,000,000 more than the total number of shares required to satisfy the Corporation's obligations under the Put Right, then Mr. Eisenhaure will take all action under his control to so increase the number of authorized shares of Common Stock.

  The terms of the 1998 Securities Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the 1998 Securities Purchase Agreement, neither the Corporation nor Beacon had any material relationship with Perseus or Micro. In May 1997, Duquesne made an investment in the Corporation and received warrants to purchase shares of Beacon's Common Stock. In connection with that transaction, Duquesne entered into agreements with the Corporation and Beacon pursuant to which, among other things, Duquesne will act as exclusive distributor of Beacon's products, subject to certain exceptions, in seven Mid-Atlantic States and the District of Columbia. Beacon has also entered into a consulting agreement with Duquesne pursuant to which Duquesne is compensated by Beacon in the amount of $150,000 per annum in exchange for certain consulting services provided by Duquesne to Beacon. On October 23, 1998, Beacon and Duquesne modified this consulting arrangement such that Beacon must pay for Duquesne's consulting services in shares of Beacon's common stock.

  Beacon was organized by the Corporation in May 1997 to continue the development and distribution of the stationary, on-ground applications of the Corporation's fly-wheel energy storage technology. Duquesne owns of record more than five percent of the Corporation's Common Stock. In addition, Mr. Villiotti is the Vice President and Chief Financial Officer of AquaSource, Inc. and was a member of the Board of Directors of the Corporation until January 17, 2000.
On January 17, 2000, Mr. Hurkmans was appointed by the Board of Directors to fill the vacancy created by Mr. Villiotti's resignation.

  In October 1999, the Corporation acquired Ling Electronics, Inc. and Ling Electronics, Ltd. (collectively, "Ling Electronics") from MTI in connection with an investment by MTI in the Corporation. In consideration for the acquisition of Ling Electronics and MTI's investment, MTI received a total of 1,140,800 shares of the Corporation's Common Stock and a warrant to purchase an additional 36,000 shares of the Corporation's Common Stock at an exercise price of $8.80 per share. On October 21, 1999, MTI funded $2,570,000 of its investment in the Corporation and issued a warrant to the Corporation to purchase 36,000 shares of MTI's common stock at an exercise price of $37.66 per share. Pursuant to the terms of the 1999 Securities Purchase Agreement, in the event the Corporation achieves certain milestones (or MTI waives the requirement) prior to January 31, 2000, the Corporation is obligated to issue to MTI 659,200 shares of the Corporation's Common Stock at an exercise price of $8.80 per share in exchange for $4,500,000 in cash and a warrant to purchase 64,000 shares of MTI's common stock at an exercise price of $37.66 per share. In connection with these transactions, Alan P. Goldberg, a director of MTI and co-Chief Executive Officer of First Albany Companies Inc., was elected a member of the Corporation's Board of Directors on November 15, 1999. The Corporation has also agreed to appoint an additional member to its Board of Directors based on recommendations by MTI, and MTI has agreed to appoint Mr. Eisenhaure to its board of directors at its next annual meeting.

  In October 1999 and December 1999, the Corporation loaned $85,000 to
Mr. Turmelle, who serves as a Director of the Corporation and as the Corporation's Vice President, Chief Financial Officer, Treasurer and Secretary. The loan is represented by two promissory notes for $10,000 and $75,000, respectively. The loan bears interest at 5.74% per annum, and principal and interest is due and payable in full on December 15, 2000. As of December 31, 1999, $85,430 of the principal amount of the loan plus accrued interest was outstanding.

  For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 1999, 1998 and 1997 of those persons who were at September 30, 1999 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                          ANNUAL COMPENSATION                              COMPENSATION
                                          --------------------                             -------------
                                                                                              AWARDS
                                                                                           -------------
                                                                                            SECURITIES
                                                                           OTHER ANNUAL     UNDERLYING       ALL OTHER
            NAME AND              FISCAL                                   COMPENSATION       OPTIONS      COMPENSATION
       PRINCIPAL POSITION          YEAR        SALARY($)        BONUS($)        ($)             (#)             ($)
       ------------------          ----        ---------        --------   ------------     ----------     ------------
David B. Eisenhaure.............   1999        $225,500           ____      $ 5,400(2)        40,000         $9,787(3)
  President, Chief Executive       1998        $215,250           ____      $ 4,400(2)        40,000         $9,787(3)
  Officer and Chairman             1997        $205,000           ____      $ 5,200(2)        13,500         $9,787(3)
  of the Board
Michael C. Turmelle.............   1999        $148,500           ____      $ 5,400(2)        40,000         $7,995(3)
  Vice President, Chief            1998        $141,750           ____      $ 4,400(2)        40,000         $7,995(3)
  Financial Officer,               1997        $135,000           ____      $10,392(2)        13,500         $7,995(3)
  Treasurer, Secretary and
  Director
James L. Kirtley, Jr. (1).......   1999        $149,231           ____      $ 5,200(2)        40,000           ____
  Vice President, General          1998        $ 63,081           ____      $ 4,400(2)        40,000           ____
  Manger and Director

------------
(1) On March 1, 1998, Dr. Kirtley was named Vice President and General Manager of the Corporation's Cambridge-based Technology Center. He continues to serve the Corporation in the capacity of a Director, a position he has held since 1992.

(2) Amounts include (i) accrued vacation benefit payouts to the executive officer and (ii) Board of Director fees paid to the executive officer in his capacity as a Director of the Corporation.

(3) Amounts include the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of the executive officers' families are the beneficiaries.

  Option Grants Table. The following table sets forth information concerning individual grants of options to purchase the Corporation's Common Stock made to the executive officers named in the Summary Compensation Table during Fiscal 1999.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                                ANNUAL RATES OF
                                                                                                                  STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                                     OPTION TERM(3)
                            --------------------------------------------------------------------------        ------------------
                                                        % OF TOTAL
                            NUMBER OF SECURITIES      OPTIONS GRANTED      EXERCISE OR
                             UNDERLYING OPTIONS       TO EMPLOYEES IN       BASE PRICE     EXPIRATION
         NAME                  GRANTED (#)(1)         FISCAL YEAR(2)        ($/SHARE)         DATE            5%($)       10%($)
         ----                  --------------         --------------        ---------         ----            -----       ------
David B. Eisenhaure.......         40,000                 4.74%               $5.88          1/26/09        $135,574    $355,076
Michael C. Turmelle.......         40,000                 4.74%               $5.69          1/15/09        $143,074    $362,576
James L. Kirtley, Jr......         40,000                 4.74%               $5.69          1/15/09        $143,074    $362,576

------------
(1)  Mr. Eisenhaure's options were granted on January 26, 1999, and
     Mr. Turmelle's and Mr. Kirtley's options were granted on January 15, 1999, all of which vest over a three-year period.

(2) In Fiscal 1999, options to purchase a total of 844,000 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during Fiscal 1999 and held as of September 30, 1999 by the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                   NUMBER OF             VALUE OF UNEXERCISED
                                                                                  UNEXERCISED                IN-THE-MONEY
                                                                                   OPTIONS AT                  OPTIONS
                                                                                  YEAR-END (#)            AT YEAR-END($)(2)
                                                                                 --------------           -----------------
                                    SHARES ACQUIRED ON                            EXERCISABLE/               EXERCISABLE/
              NAME                     EXERCISE (#)       VALUE REALIZED ($)(1)  UNEXERCISABLE              UNEXERCISABLE
              ----                     ------------       ---------------------  --------------             -------------
David B. Eisenhaure.............           ____                  $ ____          41,333/71,167             $16,500/$169,500
Michael C. Turmelle.............           ____                  $ ____          72,083/71,167            $227,749/$119,501
James L. Kirtley, Jr............           ____                  $ ____          31,733/66,667              $9,375/$172,500

------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value is based on the closing sales price of the Corporation's Common Stock on September 30, 1999, the last trading day of Fiscal 1999 ($10.00), less the applicable option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Corporation has entered into Key Employee Agreements (the "Employee Agreements") with Messrs. Eisenhaure and Turmelle which expire on June 30, 2001. The Employee Agreements provide for automatic renewal for three-year periods unless written notice of termination is given by either party not less than three months prior to the expiration date. In addition, pursuant to the Employee Agreements, each of Messrs. Eisenhaure and Turmelle is entitled to receive benefits offered to the Corporation's employees generally as well as a severance payment equal to 100% of his annual salary, payable in twelve equal monthly installments if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board of Directors of the Corporation; (ii) his employment is terminated without cause; or (iii) without his consent, his salary is reduced, there is a substantial change in his position, there is a change in his principal place of employment from the greater Boston, Massachusetts area or the Employee Agreement is not renewed following the expiration of its term. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure and Turmelle from competing with the Corporation for a one-year period following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed in Fiscal 1999 of Messrs. Armstrong, O'Sullivan and Villiotti, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team.

  The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; (ii) short-term bonus incentives, which may be put in place, for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

  The Committee's goal is to use compensation policies to closely align the interests of management with the interests of stockholders in building long-term value for the Corporation's stockholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

  As described above, Messrs. Eisenhaure and Turmelle have signed Employee Agreements with the Corporation defining the executive officer's duties, salary, severance arrangements and restrictions on competition with the Corporation.

  Base Salary. The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers increased by 4.8% from Fiscal 1998 to Fiscal 1999. Base salaries for executive officers may increase in the future as the Corporation advances in size and profitability.

  Bonus. During Fiscal 1999, the Committee adopted an incentive bonus plan, pursuant to which certain executive officers of the Corporation are eligible for an annual bonus award based on certain performance-based criteria. This plan is designed to (i) attract and retain highly qualified executives and other personnel by providing competitive annual incentive opportunities; (ii) provide performance-leveraged incentives which motivate and reward superior managerial performance and the profitable growth of the Corporation; and (iii) support a performance-oriented environment that differentiates individual rewards based on performance and results. Although this plan has been adopted, it is not currently in effect.

  Stock Options. In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation's financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the option grants vest over a multi-year period.

  Compensation of Chief Executive Officer. In Fiscal 1999, the Corporation's Chief Executive Officer, David Eisenhaure, received salary compensation of $225,500, representing an increase of 4.8% over his salary in Fiscal 1998.
This increase in compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies' Chief Executive Officer's compensation and the performance of the Corporation, including continued development and commercialization of the Corporation's technology, the revenue growth of the Corporation and its subsidiaries and Mr. Eisenhaure's efforts in identifying and pursuing appropriate acquisition candidates on which to build a product base for the Corporation utilizing technologies developed by the Corporation.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation intends to structure stock option grants to its executive officers to comply with the statute to mitigate any disallowance of deductions and, in any event, does not expect Section 162(m) to apply to the compensation paid by the Corporation to its executive officers.

                                    COMPENSATION COMMITTEE
                                    MARSHALL J. ARMSTRONG
                                    JOHN P. O'SULLIVAN, JR.
                                    ANTHONY J. VILLIOTTI

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During Fiscal 1999, Messrs. Armstrong, O'Sullivan and Villiotti served as members of the Compensation Committee. For information regarding
Mr. Villiotti's relationship with Duquesne, see "Certain Relationships and Related Transactions."

COMPARATIVE STOCK PERFORMANCE GRAPH

  The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 30, 1994, and plotted at the end of each fiscal year, in each of (i) the Corporation's Common Stock; (ii) the Nasdaq National Market Index of U.S. Companies ("Nasdaq Index"); and (iii) a peer group index of four companies that provide similar services to those of the Corporation (Ballard Power Systems, Inc., Kollmorgen Corp., Unique Mobility, Inc. and Mechanical Technology Incorporated (the "Peer Group Index")). The Peer Group Index differs from the one used for the immediately preceding fiscal year in that Aura Systems, Inc., Noise Cancellation Technologies, Inc. and Andrea Electronics Corp. have been removed and Ballard Power Systems, Inc., Kollmorgen Corp. and Mechanical Technology Incorporated have been added. The Corporation believes the four companies in the current Peer Group Index are more representative of companies whose business is similar to that of the Corporation and whose stock has been publicly traded for at least one year.

                        COMPARISON OF CUMULATIVE RETURN
                     AMONG SATCON TECHNOLOGY CORPORATION,
                       NASDAQ INDEX AND PEER GROUP INDEX


                             [GRAPH APPEARS HERE]


   Measurement Period         SatCon Technology          Nasdaq       Peer Group Index for         Peer Group Index
  (Fiscal Year Covered)          Corporation             Index             Fiscal 1999            for Fiscal 1998(1)
  ---------------------          -----------             -----             -----------            ------------------
        09/30/94                   $100.00              $100.00              $100.00                    $100.00
        09/30/95                   $ 83.90              $121.41              $112.70                    $ 77.92
        09/29/96                   $ 62.44              $141.75              $132.28                    $ 70.11
        09/30/97                   $ 99.51              $192.67              $224.51                    $209.41
        09/30/98                   $ 43.90              $200.23              $294.55                    $ 68.90
        09/30/99                   $ 78.05              $323.92              $343.25                    $ 67.86

------------
(1) Since Aura Systems, Inc. and Noise Cancellation Technologies, Inc. were delisted in the past year, the calculations for the "Peer Group Index for Fiscal 1998" were determined using only Andrea Electronics Corp. and Unique Mobility, Inc.



                                  INCREASE IN
                            AUTHORIZED COMMON STOCK

  The Board of Directors has approved, and has recommended that the stockholders of the Corporation approve, an amendment to the Corporation's Certificate of Incorporation providing for an increase from 20,000,000 to 25,000,000 in the number of authorized shares of Common Stock. As of December 31, 1999, the Company had a total of 11,396,570 shares of Common Stock outstanding (including 44,500 shares held in treasury), 1,688,394 shares of Common Stock reserved for future issuance under its stock incentive plans and 1,031,000 shares of Common Stock reserved for issuance upon exercise of warrants. The amendment is contained in Exhibit A to this Proxy Statement.

  If the amendment is approved, the additional 5,000,000 authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including, without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action.

  The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Corporation's current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Corporation. The Corporation is not aware of any attempts on the part of a third party to effect a change of control of the Corporation and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     APPROVAL OF 1999 STOCK INCENTIVE PLAN

  On July 28, 1999, the Board of Directors of the Corporation adopted, subject to stockholder approval, the 1999 Stock Incentive Plan (the "1999 Plan"). Up to 1,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 Plan.

  The Board of Directors believes that the future success of the Corporation depends, in large part, upon the ability of the Corporation to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 1999 PLAN IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1999 PLAN

  The following is a brief summary of the 1999 Plan and is qualified in its entirety by reference to the 1999 Plan.

  Description of Awards

  The 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under
Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Corporation). The 1999 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Corporation of shares of Common Stock, by delivery to the Corporation of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Corporation to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 1999 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Corporation and its subsidiaries are eligible to be granted Awards under the 1999 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1999 Plan may not exceed 100,000 shares per calendar year.

  As of December 31, 1999, approximately 231 persons were eligible to receive Awards under the 1999 Plan, including the Corporation's three executive officers and four non-employee directors. The granting of Awards under the 1999 Plan is discretionary, and the Corporation cannot now determine the number or type of Awards to be granted in the future to any particular person or group. During Fiscal 1999, Mr. Turmelle and Dr. Kirtley each received a stock option grant for the right to purchase 40,000 shares of Common Stock at an exercise price of $5.69 per share. In addition, during Fiscal 1999, Mr. Eisenhaure received a stock option grant for the right to purchase 40,000 shares of Common Stock at an exercise price of $5.88 per share.

  On December 31, 1999, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market was $8.344.

  Administration

  The 1999 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 Plan and to interpret the provisions of the 1999 Plan. Pursuant to the terms of the 1999 Plan, the Board of Directors may delegate authority under the 1999 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Corporation. The Board has authorized the Compensation Committee to administer certain aspects of the 1999 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the 1999 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of an Acquisition Event also constituting a Change in Control Event (as defined in the 1999 Plan), the vesting of approximately 50% of each optionee's unvested Options will accelerate and vest. In addition, if an employee is terminated without Cause (as defined in the 1999 Plan) or leaves the Corporation for Good Reason (as defined in the 1999 Plan) within 12 months of an Acquisition Event also constituting a Change in Control Event, all of such employee's unvested Options will accelerate and vest. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Plan.

  Amendment or Termination

  No Award may be made under the 1999 Plan after July 28, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1999 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Corporation's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

  Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold.
If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common

Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

  The tax consequences associated with any other stock-based Award granted under the 1999 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to the Corporation

  The grant of an Award under the 1999 Plan will have no tax consequences to the Corporation. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Plan will have any tax consequences to the Corporation. The Corporation generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  On May 12, 1999, the Corporation dismissed PricewaterhouseCoopers LLP ("PwC") from its position as the Corporation's independent auditors. The decision to change accountants was recommended by the Corporation's Audit Committee and approved by the Corporation's Board of Directors. None of the reports of PwC on the financial statements of the Corporation for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation's two most recent fiscal years and the subsequent interim period immediately preceding the date of the dismissal of PwC, the Corporation had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements of the Corporation. None of the reportable events listed in Item 304 (a) (1) (v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, occurred with respect to the Corporation's two most recent fiscal years or the subsequent interim period preceding the dismissal of PwC.

  On May 25, 1999, the Corporation engaged Arthur Andersen LLP as its independent auditors. The decision to engage Arthur Andersen LLP was based on recommendations by the Corporation's Audit Committee and approved by the Corporation's Board of Directors. During the Corporation's two most recent fiscal years, and any subsequent interim period prior to engaging Arthur Andersen LLP, (i) neither the Corporation nor anyone on its behalf consulted Arthur Andersen LLP regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Corporation's financial statements; and (ii) no written report or oral advice concerning the same was provided to the Corporation that Arthur Andersen LLP concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue.

  The persons named in the enclosed Proxy will vote to ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending
September 30, 2000 unless otherwise directed by the stockholders.
A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Corporation's independent auditors, the selection of such independent auditors will be reconsidered by the Audit Committee and the Board of Directors.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

  The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

  Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

  In order to be included in Proxy material for the 2001 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 161 First Street, Cambridge, Massachusetts 02142 on or before November 30, 2000. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

  If a stockholder of the Corporation wishes to present a proposal before the 2001 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by January 13, 2001. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Corporation will have discretionary authority to vote on any such proposal.

                                    By Order of the Board of Directors
                                    MICHAEL C. TURMELLE
                                    Secretary

Cambridge, Massachusetts

February 18, 2000


THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       Exhibit A
                                                                       ---------

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         SATCON TECHNOLOGY CORPORATION
                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware
                   ----------------------------------------

  SatCon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

  The Board of Directors of the Corporation duly adopted a resolution by Written Action dated January 17, 2000, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on March 15, 2000 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, deleted and is replaced in its entirety by the provisions attached hereto as Appendix 1 in order to increase the authorized number of shares of Common Stock of the Corporation from 20,000,000 to 25,000,000.

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this _____ day of March, 2000.

                              SATCON TECHNOLOGY CORPORATION


                              By: ------------------------------
                                  David B. Eisenhaure
                                  Chief Executive Officer

                                                                      Appendix 1
                                                                      ----------

4. The total number of shares of stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, twenty-five million (25,000,000) of which shall be Common Stock, of the par value of One Cent ($.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of One Cent ($.01) per share.

          Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

                                                                       Exhibit B
                                                                       ---------

                         SATCON TECHNOLOGY CORPORATION

                           1999 STOCK INCENTIVE PLAN
                           -------------------------

1.  Purpose
    -------

    The purpose of this 1999 Stock Incentive Plan (the "Plan") of SatCon Technology Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations of as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  Eligibility
    -----------

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  Administration, Delegation
    --------------------------

    (a) Administration by Board of Directors.  The Plan will be administered by
        ------------------------------------
the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) Delegation to Executive Officers.  To the extent permitted by applicable
        --------------------------------
law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) Appointment of Committees.  To the extent permitted by applicable law,
        -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  Stock Available for Awards
    --------------------------

    (a) Number of Shares.  Subject to adjustment under Section 8, Awards may be
        ----------------
made under the Plan for up to 1,500,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive

Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) Per-Participant Limit.  Subject to adjustment under Section 8, for
        ---------------------
Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 100,000 shares per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.  Stock Options
    -------------

    (a) General.  The Board may grant options to purchase Common Stock (each,
        -------
an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (b) Incentive Stock Options.  An Option that the Board intends to be an
        -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) Exercise Price.  The Board shall establish the exercise price at the
        --------------
time each Option is granted and specify it in the applicable option agreement.

    (d) Duration of Options.  Each Option shall be exercisable at such times
        -------------------
and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    (e) Exercise of Option.  Options may be exercised by delivery to the
        ------------------
Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an
        ---------------------
Option granted under the Plan shall be paid for as follows:

        (1) in cash or by check, payable to the order of the Company;

        (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

        (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

        (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

        (5) by any combination of the above permitted forms of payment.

6.  Restricted Stock
    ----------------

    (a) Grants.  The Board may grant Awards entitling recipients to acquire
        ------
shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (b) Terms and Conditions.  The Board shall determine the terms and
        --------------------
conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  Other Stock-Based Awards
    ------------------------

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  Adjustments for Changes in Common Stock and Certain Other Events
    ----------------------------------------------------------------

    (a) Changes in Capitalization.  In the event of any stock split, reverse
        -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) Liquidation or Dissolution.  In the event of a proposed liquidation or
        --------------------------
dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c) Acquisition and Change in Control Events
        ----------------------------------------

        (1)  Definitions
             -----------

             (a) An "Acquisition Event" shall mean:

                 (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                 (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

             (b) A "Change in Control Event" shall mean:

                 (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

                       provided, however, that for purposes of this subsection
                       --------  -------
                       (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition, or (D) any acquisition by David B. Eisenhaure (including his heirs) (each such party is referred to herein as an "Exempt Person") of any shares of Common Stock; provided that, after such acquisition, such Exempt Person does not beneficially own more than 50% of either
                       (i) the Outstanding Company Common Stock or (ii) the Outstanding Company Voting Securities; or

                 (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                 (iii) the consummation of a merger, consolidation,
                       reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Exempt Person) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

             (c) "Good Reason" shall mean any significant diminution in the
                 Participant's title, authority, or responsibilities from and after such Acquisition Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

             (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

        (2)  Effect on Options
             -----------------

             (a) Acquisition Event.  Upon the occurrence of an Acquisition Event
                 -----------------
                 (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the

                 Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a
                 -------- ----
                 Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Acquisition Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Acquisition Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                      Notwithstanding the foregoing, if the acquiring or
                 succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds
                 (B) the aggregate exercise price of such Options.

             (b) Change in Control Event that is not an Acquisition Event. Upon
                 --------------------------------------------------------
                 the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (3)  Effect on Restricted Stock Awards.
             ----------------------------------

             (a) Acquisition Event that is not a Change in Control Event.
                 -------------------------------------------------------
                 Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

             (b) Change in Control Event.  Upon the occurrence of a Change in
                 -----------------------
                 Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have first become free from conditions or restrictions becoming free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (4)  Effect on Other Awards
             ----------------------

             (a) Acquisition Event that is not a Change in Control Event.
                 -------------------------------------------------------
                 The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

             (b) Change in Control Event.  Upon the occurrence of a Change in
                 -----------------------
                 Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, the vesting schedule of all other Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in such Award, with one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions becoming so exercisable, realizable, vested or free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

9.  General Provisions Applicable to Awards
    ---------------------------------------

    (a) Transferability of Awards.  Except as the Board may otherwise determine
        -------------------------
or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) Documentation.  Each Award shall be evidenced by a written instrument
        -------------
in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) Board Discretion.  Except as otherwise provided by the Plan, each Award
        ----------------
may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) Termination of Status.  The Board shall determine the effect on an
        ---------------------
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) Withholding.  Each Participant shall pay to the Company, or make
        -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) Amendment of Award.  The Board may amend, modify or terminate any
        ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) Conditions on Delivery of Stock.  The Company will not be obligated to
        -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) Acceleration.  The Board may at any time provide that any Options shall
        ------------
become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  Miscellaneous
     -------------

     (a) No Right To Employment or Other Status.  No person shall have any claim
         --------------------------------------
or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder.  Subject to the provisions of the applicable
         ------------------------
Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan.  The Plan shall become effective on
         -------------------------------
the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan
         -----------------
or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law.  The provisions of the Plan and all Awards made
         -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------
     SATCON TECHNOLOGY CORPORATION
--------------------------------------------------------

                                                                       1    To elect the following two (2) nominees as Class III
                                                                            Directors of the Corporation

                                                                                                         For all   With-     For all
                                                                                                         Nominees  hold      Except
Mark box at right if an address change or                [_]                (01) Marshall J. Armstrong    [_]      [_]        [_]
comment has been noted on the reverse side of this card                     (02) Thomas A. Hurkmans       [_]      [_]        [_]

                                                                            INSTRUCTIONS: To withhold authority to vote for any
                                                                            individual member, mark the "For All Except" box and
                                                                            strike a line through the name of the nominee for whom
                                                                            you do not wish to vote. Your shares will be voted for
                                                                            the remaining nominee.
CONTROL NUMBER:
RECORD DATE SHARES:                                                                                       For    Against   Abstain
                                                                       2    To approve an amendment to    [_]      [_]      [_]
                                                                            the Corporation's Certificate
                                                                            of Incorporation increasing
                                                                            from 20,000,000 to 25,000,000
                                                                            the number of authorized shares
                                                                            of Common Stock.

                                                                       3    To approve the Corporation's  [_]      [_]      [_]
                                                                            1999 Stock Incentive Plan.

                                                                       4    To ratify the selection of    [_]      [_]      [_]
                                                                            Arthur Andersen LLP as
                                                                            independent auditors for the
                                                                            Corporation for the fiscal year
                                                                            ending September 30, 2000.
                                                ------------
Please be sure to sign and date this Proxy.     Date                   5    To transact such other business as may properly come
--------------------------------------------------------------------        before the meeting or any adjournments or adjournments
                                                                            thereof.
[----- Stockholder sign here_________________Co-owner sign here-----]

DETACH CARD                                                                                                             DETACH CARD

                         SATCON TECHNOLOGY CORPORATION

     Proxy for Annual Meeting of Stockholders to be Held on March 15, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints David B. Eisenhaure and Michael C. Turmelle as Proxies with full power of substitution to each, to vote for and on behalf of the Undersigned at the 2000 Annual Meeting of Stockholders of SATCON TECHNOLOGY CORPORATION (the "Corporation") to be held at the offices of the Corporation, 161 First Street, Cambridge, Massachusetts 02142 on Wednesday, March 15, 2000 at 9:00 a.m. and at any adjournment or adjournments thereof. The undersigned hereby directs the said David B. Eisenhaure and Michael
C. Turmelle to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice so specified by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke the proxy unless the undersigned revokes this proxy in writing.

--------------------------------------------------------------------------------
         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or other authorized officer and indicate the signer's office. If a partnership, please sign in partnership names by all authorized persons,
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

_________________________________________    ___________________________________
_________________________________________    ___________________________________
_________________________________________    ___________________________________